EXHIBIT 99.1

Anika Reports Second Quarter 2023 Financial Results

Double Digit Q2 Revenue Growth Driven by Strong OA Pain Management Growth of 22%; Raising Low-End of Full-Year Guidance Range on Positive Year-to-Date Performance

Hyalofast®, Single-Stage, Off-the-Shelf, Resorbable Hyaluronic Acid Scaffold for Cartilage Repair, Pivotal Phase III Trial Fully Enrolled; Modular PMA Submission on Track to Commence in 2024 with Final PMA Module Filing Planned in 2025

Successful RevoMotion™ Reverse Shoulder Limited Market Release; Full Market Release Accelerated to September 2023 at Orthopaedic Summit: Evolving Technologies (OSET)

BEDFORD, Mass., Aug. 08, 2023 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today reported financial results for its second quarter ended June 30, 2023.

Second Quarter 2023 Financial Summary

  Revenue in the second quarter of 2023 was $44.3 million, up 12% compared to $39.7 million in the second quarter of 2022.
    OA Pain Management1 revenue of $29.3 million, up 22%
    Joint Preservation and Restoration revenue of $12.7 million, up 5%
    Non-Orthopedic1 revenue of $2.3 million, down 33%
  Gross margin was 65%, including $1.6 million of non-cash acquisition-related intangible asset amortization; Adjusted gross margin2 was 69%.
  Net loss was ($2.7) million, or ($0.19) per share, which includes shareholder activism and other non-recurring corporate costs, compared to net loss of ($2.8) million, or ($0.20) per share, in the prior year period. Adjusted net income2 was $0.8 million, or $0.06 per diluted share, compared to adjusted net loss2 of ($1.6) million, or ($0.12) per share, in the second quarter of 2022.
  Adjusted EBITDA2 was $6.3 million, compared to $4.4 million in the second quarter of 2022.
  Cash used in operations was $8.3 million, reflecting $8.3 million paid in the quarter for non-recurring costs incurred to date.
  Ending cash balance was $65.1 million, after $5.0 million used to repurchase shares of Anika stock in the second quarter.

1 Revenue from veterinary products historically reported in OA Pain Management is now reported in the Non-Orthopedic product family to provide investors a more accurate representation of the performance of our business.
2 See description of non-GAAP financial information contained in this release.

“We are very pleased with our double-digit top line growth and improved margins in the second quarter. Strong growth and operational execution year-to-date increase our confidence for this year,” said Cheryl R. Blanchard, Ph.D., Anika’s President and CEO. “We made significant progress this quarter in strengthening an already robust portfolio focused on early intervention orthopedics. Specifically, we are thrilled to have our Phase III Pivotal study for Hyalofast now fully enrolled and on track for a modular PMA filing beginning in 2024 and completed in 2025. We also significantly advanced the development of Integrity, our HA-based rotator cuff patch system, which remains on track for a 2024 launch. In addition, since meeting the primary endpoint of our most recent Cingal Phase III Pivotal study, we had a Type-C meeting with the FDA in the second quarter and are actively engaging with them regarding next steps for U.S. regulatory approval.”

Recent Business Highlights

  Leadership in OA Pain Management Market
    Increasing #1 U.S. market share position in OA Pain Management with single-injection Monovisc® and multi-injection Orthovisc®.
  Advancing Cingal®, Anika’s Next-Generation Non-Opioid Single-Injection HA-Based injectable, Towards U.S. Regulatory Approval
    Following its success in meeting its latest Phase III Pivotal primary endpoint in 2022, Anika had a Type-C meeting with the FDA in the second quarter and is continuing to actively engage with them regarding next steps for Cingal U.S. regulatory approval.
    Exploring commercial partnerships in the U.S. and select Asian markets.
  Building a Best-in-Class Portfolio of Joint Preservation and Restoration Solutions
    Successful RevoMotion™ Reverse Shoulder limited market release accelerates full market release into September 2023, expanding Anika’s shoulder arthroplasty portfolio into the more than $1 billion U.S. reverse shoulder market.
    Fully enrolled Hyalofast®, Anika’s HA-based off-the-shelf single-stage cartilage repair scaffold, Phase III clinical trial; modular PMA submission with break-through device designation commencing in 2024; final PMA module filing expected in 2025.
    Integrity™, Anika’s HA-based regenerative rotator cuff patch system, received 510(k) clearances for the fixation components; awaiting final 510(k) clearance; Integrity system remains on-track for 2024 launch.
  Other Recent Activities
    Completed $5 million accelerated stock repurchase under $20 million authorized program.

Fiscal 2023 Revenue Outlook
The Company updated its overall revenue outlook for fiscal year 2023 to be between $159.5 million and $163 million, representing growth of 2% to 4% compared to 2022, up from its previous range of $158 million to $163 million.

Revenue ranges by product family are:

  OA Pain Management* of $96-$97.5 million, up 4% to 6%
  Joint Preservation and Restoration of $54-$55.5 million, up 7% to 10%
  Non-Orthopedic* of $9.5-10 million, down ~30%

* Effective January 1, 2023, the Company began to report revenue from product sales to veterinary customers within the Non-Orthopedic product family whereas such revenue had been previously reported within the OA Pain Management product family. The Company’s growth outlook reflects this reclassification for both 2023 and 2022.

Conference Call Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Tuesday, August 8, 2023, at 5:00 pm ET. The conference call can be accessed by dialing 1-888-886-7786 (toll-free domestic) or 1-416-764-8658 (international) and providing the conference ID number 87907131. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management, Regenerative Solutions, Sports Medicine and Arthrosurface Joint Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, ORTHOVISC, REVOMOTION, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted Gross Margin
Adjusted gross margin is defined by the Company as adjusted gross profit divided by total revenue. The Company defines adjusted gross profit as GAAP gross profit excluding amortization of certain acquired assets, the impact of inventory fair-value step up associated with our recent acquisitions and non-cash product rationalization charges.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related expenses, non-cash charges related to goodwill impairment and changes in the fair value of contingent consideration associated with the Company’s recent acquisitions as a result of the COVID pandemic, and non-cash product rationalization charges.

Adjusted Net Income (Loss) and Adjusted EPS
Adjusted net income (loss) is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, and the non-cash product rationalization charges. In the context of adjusted net income (loss), the impact of purchase accounting includes amortization of inventory step up and intangible assets recorded as part of purchase accounting for acquisition transactions. The amortized assets contribute to revenue generation, and the amortization of such assets will recur in future periods until such assets are fully amortized. These assets include the estimated fair value of certain identified assets acquired in acquisitions in 2020 and beyond, including in-process research and development, developed technology, customer relationships and acquired tradenames. As a result of COVID, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with the acquisition transactions, each on a tax effected basis. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, and non-cash product rationalization charges. Again, the Company is also specifically excluding the impacts of goodwill impairment charges and changes in the fair value of contingent consideration associated with recent acquisition transactions, each on a tax effected basis if applicable.

A reconciliation of adjusted gross profit to gross profit (and the associated adjusted gross margin calculation), adjusted EBITDA to net income (loss), adjusted net income (loss) to net income (loss) and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in the sub-headings and Recent Business Highlights about the timing of regulatory filings for Hyalofast and the full market release of RevoMotion, the statements in Dr. Blanchard’s quote and the Recent Business Highlights about the regulatory status and the launch of Integrity, and the statements made in the section titled Fiscal 2023 Revenue Outlook. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Vice President, Investor Relations, ESG and Corporate Communications
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$44,302	$39,657	$82,226	$76,350
Cost of Revenue	15,330	14,795	30,411	29,684
Gross Profit	28,972	24,862	51,815	46,666

Operating expenses:
Research and development	8,914	6,975	17,314	13,132
Selling, general and administrative	23,689	21,268	50,685	40,469
Total operating expenses	32,603	28,243	67,999	53,601
Loss from operations	(3,631)	(3,381)	(16,184)	(6,935)
Interest and other income (expense), net	561	96	1,100	(58)
Loss before income taxes	(3,070)	(3,285)	(15,084)	(6,993)
Benefit from income taxes	(329)	(442)	(1,993)	(1,217)
Net loss	$(2,741)	$(2,843)	$(13,091)	$(5,776)

Net loss per share:
Basic	$(0.19)	$(0.20)	$(0.89)	$(0.40)
Diluted	$(0.19)	$(0.20)	$(0.89)	$(0.40)

Weighted average common shares outstanding:
Basic	14,688	14,555	14,671	14,511
Diluted	14,688	14,555	14,671	14,511

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,	December 31,
ASSETS	2023	2022
Current assets:
Cash and cash equivalents	$65,071	$86,327
Accounts receivable, net	36,737	34,627
Inventories, net	42,604	39,765
Prepaid expenses and other current assets	7,789	8,828
Total current assets	152,201	169,547
Property and equipment, net	47,988	48,279
Right-of-use assets	29,631	30,696
Other long-term assets	19,390	17,219
Deferred tax assets	1,498	1,449
Intangible assets, net	70,707	74,599
Goodwill	7,467	7,339
Total assets	$328,882	$349,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,944	$9,074
Accrued expenses and other current liabilities	15,512	18,840
Total current liabilities	23,456	27,914
Other long-term liabilities	401	398
Deferred tax liability	3,235	6,436
Lease liabilities	27,775	28,817

Stockholders’ equity:
Common stock, $0.01 par value	147	146
Additional paid-in-capital	82,397	81,141
Accumulated other comprehensive loss	(6,157)	(6,443)
Retained earnings	197,628	210,719
Total stockholders’ equity	274,015	285,563
Total liabilities and stockholders’ equity	$328,882	$349,128

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(in thousands)
(unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Gross Profit	$28,972	$24,862	$51,815	$46,666
Acquisition related intangible asset amortization	1,561	1,562	3,123	3,124
Adjusted Gross Profit	$30,533	$26,424	$54,938	$49,790

Unadjusted Gross Margin	65%	63%	63%	61%
Adjusted Gross Margin	69%	67%	67%	65%

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Net loss	$(2,741)	$(2,843)	$(13,091)	$(5,776)
Interest and other (income) expense, net	(561)	(96)	(1,100)	58
Benefit from income taxes	(329)	(442)	(1,993)	(1,217)
Depreciation and amortization	1,764	1,933	3,528	3,753
Stock-based compensation	4,150	4,081	7,867	6,626
Arbitration settlement	-	-	3,250	-
Acquisition related intangible asset amortization	1,787	1,787	3,574	3,574
Costs of shareholder activism	2,202	-	3,033	-
Adjusted EBITDA	$6,272	$4,420	$5,068	$7,018

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands)
(unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Net loss	$(2,741)	$(2,843)	$(13,091)	$(5,776)
Arbitration settlement, tax effected	-	-	2,800	-
Acquisition related intangible asset amortization, tax effected	1,598	1,219	3,080	2,565
Costs of shareholder activism, tax effected	1,970	-	2,613	-
Adjusted net income (loss)	$827	$(1,624)	$(4,598)	$(3,211)

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(per share data)
(unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2023	2022	2023	2022
Diluted net loss per share	$(0.19)	$(0.20)	$(0.89)	$(0.40)
Arbitration settlement, tax effected	-	-	0.19	-
Acquisition related intangible asset amortization, tax effected	0.11	0.08	0.21	0.18
Costs of shareholder activism, tax effected	0.14	-	0.18	-
Adjusted diluted net income (loss) per share	$0.06	$(0.12)	$(0.31)	$(0.22)

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended Jun 30,				For the Six Months Ended Jun 30,
	2023	2022	$ change	% change	2023	2022	$ change	% change
OA Pain Management	$29,334	$24,093	$5,241	22%	$51,967	$45,058	$6,909	15%
Joint Preservation and Restoration	12,660	12,095	565	5%	26,113	24,234	1,879	8%
Non-Orthopedic	2,308	3,469	(1,161)	-33%	4,146	7,058	(2,912)	-41%
Revenue	$44,302	$39,657	$4,645	12%	$82,226	$76,350	$5,876	8%

Note: Effective January 1, 2023, the Company began to report revenue from product sales to veterinary customers within the Non-Orthopedic product family whereas such revenue had been previously reported within the OA Pain Management product family. Revenue from product sales to veterinary customers amounted to $1.1 million and $1.6 million for the three months ended June 30, 2023 and 2022, respectively, and $1.6 million and $3.4 million for the six months ended June 30, 2023 and 2022, respectively, and is included within Non-Orthopedic for all periods presented.